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October 19, 1999

Mr. Arthur B. Sims
875 Gold Spring Place
Westlake Village, CA  91361

Dear Art:

Thank you for the time you have devoted in providing a smooth transition for the new management team. I appreciate the insights and historical perspective you have given me.

This to inform you that, effective September 30, 1999, you have provided all of the services required under the contract dated September 9, 1999 among 3D Systems Corporation, 3D Systems, Inc. and yourself.

Yours truly,



Brian K. Service
President and Chief Executive Officer